Exhibit 5
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GOODMAN AND CARR LLP                                                 Jay Goldman
Barristers and Solicitors                              Direct Line: 416.595.2409
Suite 2300, 200 King Street West                E-mail: jgoldman@goodmancarr.com
Toronto, Ontario                                            File Number: 0000181
Canada  M5H 3W5


June 26, 2003

The Board of Directors of Altair Nanotechnologies Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3
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We have acted as Ontario counsel to Altair Nanotechnologies Inc., a corporation incorporated under the laws of the Canada (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-106138, as amended (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable to the Corporation as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(a) (i) the 1,046,512 Common Shares registered under the Registration Statement and described therein as being offered by Cranshire Capital, L.P. (ii) the 581,395 Common Shares registered under the Registration Statement and described therein as being offered by Vertical Ventures, LLC; (iii) the 387,597 Common Shares registered under the Registration Statement and described therein as being offered by Photon Fund Ltd; and (iv) the 35,000 Common Shares registered under the Registration Statement and described therein as being offered by Sid L. Anderson Co. have been legally issued as fully paid and non-assessable shares; and

(b) assuming such Common Shares are issued in compliance with the terms and conditions of the governing warrants, including receipt of the exercise price specified in the governing warrants, the Common Shares registered under the Registration Statement and issuable upon exercise of (i) the 523,256 warrants to purchase Common Shares described in the Registration Statement as being held by Cranshire Capital, L.P.; (ii) the 290,698 warrants to purchase Common Shares described in the Registration Statement as being held by Vertical Ventures, LLC; (iii) the 193,799 warrants to purchase Common Shares described in the Registration Statement as being held by Photon Fund Ltd.; (iv) the 796,311 warrants to purchase Common Shares described in the Registration Statement as being held by Louis Schnur; (v) the 95,000 warrants to purchase Common Shares described in the Registration Statement as being held by Ernest Pellegrino; (vi) the 40,000 warrants to purchase Common Shares described in the Registration Statement as being held by First Montauk Securities Corp.; (vii) the 35,000 warrants to purchase Common Shares described in the Registration Statement as being held by Shrirang Jeurkar; and (vii) the 5,000 warrants to purchase Common Shares described in the Registration Statement as being held by the Angela Metelitsa will be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

Goodman and Carr LLP

/s/ Goodman and Carr LLP

JG/jd